                                                                 EXHIBIT (h)(22)

                   [DENVER INVESTMENT ADVISORS LLC LETTERHEAD]


October 1, 2000




Jack Henderson
Chairman
Westcore Trust
1600 Broadway  Suite 1410
Denver, CO  80202


Re:      Westcore Trust (the "Trust")


Dear Mr. Henderson:

By our execution of this letter agreement (this "Agreement"), the undersigned parties agree that in order to improve the performance of certain of the Trust's portfolios, they will waive a portion of the investment advisory and/or administration fees and/or reimburse additional Trust expenses for the current fiscal year so that total annual operating expenses of each portfolio of the Trust do not exceed the amounts set forth in column 6 of Attachment A for the fiscal year ending May 31, 2001.

The parties acknowledge that they will not be entitled to collect on or make a claim for waived fees or reimbursed expenses at any time in the future. The parties agree to continue such waivers for the applicable Funds at least through the end of the current fiscal year (May 31, 2001).

The names "Westcore Trust" and "Trustees of Westcore trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 as amended July 16, 1990 and as may be further amended from time to time which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any


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of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.





ALPS MUTUAL FUNDS SERVICES, INC.            DENVER INVESTMENT ADVISORS LLC

By:                                         By:
   ----------------------------                ---------------------------
   Title:                                      Title:

Your signature below acknowledges
acceptance of this Agreement:


By:
   ----------------------------
   Title:
       Westcore Trust



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                                                                    ATTACHMENT A
                                 WESTCORE TRUST

   FEE WAIVERS AND EXPENSE REIMBURSEMENTS FOR FISCAL YEAR ENDING MAY 31, 2001


COLUMN 1                                     COLUMN 2         COLUMN 3          COLUMN 4               COLUMN 5
------------------------------------------------------------------------------------------------------------------------
                                             DENVER
                                           INVESTMENT          OTHER
                                          ADVISORS LLC-       EXPENSES         TOTAL ANNUAL
                                           CONTRACTUAL       BEFORE FEE       FUND OPERATING
                                           INVESTMENT          WAIVERS       EXPENSES BEFORE       TOTAL FEE WAIVER
                                          ADVISORY FEES      (as a % of          WAIVERS             AND EXPENSE
                                           (as a % of          average         (as a % of           REIMBURSEMENT
                                          average daily       daily net      average daily net    (as a % of average
                FUND                       net assets):        assets):          assets):          daily net assets):
------------------------------------------------------------------------------------------------------------------------
MIDCO GROWTH                                  0.65%             0.56%             1.21%                 (0.06)%
------------------------------------------------------------------------------------------------------------------------
GROWTH AND INCOME                             0.65%             1.08%             1.73%                 (0.58)%
------------------------------------------------------------------------------------------------------------------------
BLUE CHIP                                     0.65%             0.63%             1.28%                 (0.13)%
------------------------------------------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY                           0.75%             2.76%             3.51%                 (2.26)%
------------------------------------------------------------------------------------------------------------------------
SMALL-CAP OPPORTUNITY                         1.00%             0.67%             1.67%                 (0.37)%
------------------------------------------------------------------------------------------------------------------------
SMALL-CAP GROWTH                              1.00%             0.66%             1.66%                 (0.36)%
------------------------------------------------------------------------------------------------------------------------
SELECT                                        0.65%             0.76%             1.41%                 (0.26)%
------------------------------------------------------------------------------------------------------------------------
FLEXIBLE INCOME                               0.45%             0.81%             1.26%                 (0.41)%
------------------------------------------------------------------------------------------------------------------------
PLUS BOND                                     0.45%             0.66%             1.11%                 (0.56)%
------------------------------------------------------------------------------------------------------------------------
COLORADO TAX-EXEMPT                           0.50%             0.64%             1.14%                 (0.49)%
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL FRONTIER FUND                   1.20%             0.79%             1.99%                 (0.49)%
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL SELECT FUND                     1.05%             0.88%             1.93%                 (0.43)%
------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL SMALL-CAP                       1.05%             0.88%             1.93%                 (0.43)%
  VALUE FUND
------------------------------------------------------------------------------------------------------------------------
MICRO-CAP FUND                                1.30%             1.02%             2.32%                 (0.72)%
------------------------------------------------------------------------------------------------------------------------


COLUMN 1                                                   COLUMN 6
----------------------------------------------------------------------------------------
                                              DENVER INVESTMENT ADVISORS LLC AND
                                               ALPS MUTUAL FUND SERVICES AGREE TO
                                             WAIVE ADMINISTRATION FEES AND DENVER
                                               INVESTMENT ADVISORS LLC AGREES TO
                                             WAIVE INVESTMENT ADVISORY FEES AND/OR
                                             REIMBURSE EXPENSES SO THAT NET ANNUAL
                                            FUND OPERATING EXPENSES AS SET FORTH IN
                                              THE PROSPECTUS WILL NOT EXCEED THE
                                            FOLLOWING AMOUNTS FOR THE FISCAL YEAR
                                            ENDING MAY 31, 2001 (as a % of average
                 FUND                                 daily net assets):
----------------------------------------------------------------------------------------
MIDCO GROWTH                                                 1.15%
----------------------------------------------------------------------------------------
GROWTH AND INCOME                                            1.15%
----------------------------------------------------------------------------------------
BLUE CHIP                                                    1.15%
----------------------------------------------------------------------------------------
MID-CAP OPPORTUNITY                                          1.25%
----------------------------------------------------------------------------------------
SMALL-CAP OPPORTUNITY                                        1.30%
----------------------------------------------------------------------------------------
SMALL-CAP GROWTH                                             1.30%
----------------------------------------------------------------------------------------
SELECT                                                       1.15%
----------------------------------------------------------------------------------------
FLEXIBLE INCOME                                              0.85%
----------------------------------------------------------------------------------------
PLUS BOND                                                    0.55%
----------------------------------------------------------------------------------------
COLORADO TAX-EXEMPT                                          0.65%
----------------------------------------------------------------------------------------
INTERNATIONAL FRONTIER FUND                                  1.50%
----------------------------------------------------------------------------------------
INTERNATIONAL SELECT FUND                                    1.50%
----------------------------------------------------------------------------------------
INTERNATIONAL SMALL-CAP                                      1.50%
  VALUE FUND
----------------------------------------------------------------------------------------
MICRO-CAP FUND                                               1.60%
----------------------------------------------------------------------------------------